Exhibit 21.1
List of Subsidiaries of McJunkin Red Man Holding Corporation
McJunkin Red Man Corporation
Greenbrier Petroleum Corporation
Hagan Oilfield Supply Ltd
Heaton Valves Limited
McJunkin — Nigeria Limited
McJunkin — Puerto Rico Corporation
McJunkin — West Africa Corporation
McJunkin de Angola, LDA
McJunkin Red Man Asia Pacific Limited
McJunkin Red Man Canada Ltd
McJunkin Red Man de Mexico, S. de R.L. de C.V.
McJunkin Red Man Development Corporation
McJunkin Red Man International Corp.
McJunkin Red Man International Services Corp.
McJunkin Red Man Servicios, S. de R.L. de C.V.
McJunkin Red Man UK Ltd
McJunkin Venezuela
Mega Production Testing Inc.
Midfield Holdings (Alberta) Ltd
Midfield Supply ULC
Midway-Tristate Corporation
Milton Oil & Gas Company
MRC Management Company
MRC Transmark (Dragon) Limited
MRC Transmark B.V.
MRC Transmark France EURL
MRC Transmark Group B.V.
MRC Transmark Holdings UK Ltd.
MRC Transmark International B.V.
MRC Transmark Italy srl
MRC Transmark Kazakhstan
MRC Transmark Leymas Valve. Co., Ltd.
MRC Transmark Limited (UK)
MRC Transmark Limited (New Zealand)

MRC Transmark NV
MRC Transmark Pte Ltd.
MRC Transmark Pty Ltd (Aus.)
MRM Oklahoma Management LLC
Pegler Beacon Australia Pty Ltd.
Pegler Hattersley Holdings Pty. Ltd
Red Man Distributors LLC
Red Man Pipe & Supply International Limited
Ruffner Realty Company
The South Texas Supply Company, Inc.
Transmark Fortim Engineering Pte. Ltd.
Transmark International Limited